  Oryx Midstream Holdings LLC (formerly Lower Cadence Holdings LLC) and Subsidiaries Consolidated Financial Report As of December 31, 2020 and 2019, and for the Year Ended December 31, 2020, and the Period from March 25, 2019 (Date of Inception) to December 31, 2019 Exhibit 99.1

    C O N T E N T S Page Independent Auditors’ Report ................................................................................................................................ 1 Consolidated Financial Statements Consolidated Balance Sheets .......................................................................................................................... 2 Consolidated Statements of Operations ........................................................................................................ 3 Consolidated Statements of Changes in Member’s Equity ......................................................................... 4 Consolidated Statements of Cash Flows ........................................................................................................ 5 Notes to Consolidated Financial Statements ........................................................................................... 6-22

INDEPENDENT AUDITORS’ REPORT To the Member of Oryx Midstream Holdings LLC We have audited the accompanying consolidated financial statements of Oryx Midstream Holdings LLC (formerly Lower Cadence Holdings LLC) and its subsidiaries (the "Company"), which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in member’s equity, and cash flows for the year ended December 31, 2020 and for the period from March 25, 2019 (date of inception) to December 31, 2019, and the related notes to the consolidated financial statements. Management's Responsibility for the Consolidated Financial Statements Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. Auditors' Responsibility Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Opinion In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Oryx Midstream Holdings LLC and its subsidiaries as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the year ended December 31, 2020 and for the period from March 25, 2019 (date of inception) to December 31, 2019, in accordance with accounting principles generally accepted in the United States of America. March 19, 2021 Deloitte & Touche LLP 2200 Ross Avenue, Suite 1600 Dallas, TX 75201 USA Tel: +1 214 840 7000 www.deloitte.com

Oryx Midstream Holdings LLC and Subsidiaries Consolidated Balance Sheets December 31, 2020 and 2019 (in thousands) The Notes to Consolidated Financial Statements are an integral part of this statement. 2 2020 2019 CURRENT ASSETS Cash and cash equivalents 15,488$ 15,970$ Restricted cash - 5,064 Accounts receivable 39,318 30,319 Accounts receivable - related party 889 133 Inventory 2,250 - Prepaid and other current assets 1,799 1,051 Total current assets 59,744 52,537 Property and equipment, net 1,436,254 1,293,790 Other property and equipment, net 1,816 453 Equity method investment 129,015 145,972 Other assets 3,238 4,764 Intangibles, net 2,027,093 2,048,532 Goodwill - 451,348 TOTAL ASSETS 3,657,160$ 3,997,396$ CURRENT LIABILITIES Accounts payable 12,095$ 37,614$ Accounts payable - related party 223 335 Accrued expenses 29,798 27,359 Current maturities of long-term debt 15,000 15,000 Current portion of interest rate swap 18,090 5,085 Total current liabilities 75,206 85,393 COMMITMENTS AND CONTINGENCIES (SEE NOTE 10) LONG-TERM LIABILITIES Long-term debt, net 1,415,317 1,427,173 Revolving debt 30,000 35,000 Interest rate swap 40,656 8,575 Other long-term liabilities 2,367 2,260 TOTAL LIABILITIES 1,563,546 1,558,401 MEMBER'S EQUITY 2,093,614 2,438,995 TOTAL LIABILITIES AND MEMBER'S EQUITY 3,657,160$ 3,997,396$ LIABILITIES AND MEMBER'S EQUITY

Oryx Midstream Holdings LLC and Subsidiaries Consolidated Statements of Operations For the Year Ended December 31, 2020, and the Period from March 25, 2019 (Date of Inception) to December 31, 2019 (in thousands) The Notes to Consolidated Financial Statements are an integral part of this statement. 3 2020 2019 REVENUE Transportation and gathering 290,420$ 139,871$ Sale of crude oil 72,359 9,335 Other 6,685 1,228 Total revenue 369,464 150,434 COST OF GOODS SOLD 68,495 - GROSS PROFIT 300,969 150,434 EXPENSES Trucking and lease capacity fees 15,485 1,918 Depreciation and amortization expense 156,014 88,127 Compensation expense 18,955 13,851 Operating expenses 33,906 19,605 General and administrative expenses 16,136 7,921 Stock compensation expense allocated from parent 16,498 - Impairment of goodwill 451,348 - Transaction costs - 99 Total expenses 708,342 131,521 INCOME (LOSS) FROM EQUITY METHOD INVESTMENT (5,977) 268 INCOME (LOSS) FROM OPERATIONS (413,350) 19,181 OTHER INCOME (EXPENSE) Interest income 36 285 Interest expense (140,588) (77,222) Gain on purchase and cancelation of debt 152 - Gain on bargain purchase 57,255 - Other expense, net (75) (22) Total other expense (83,220) (76,959) NET LOSS BEFORE STATE INCOME TAX EXPENSE (496,570) (57,778) STATE INCOME TAX EXPENSE 1,009 1,235 NET LOSS (497,579)$ (59,013)$

Oryx Midstream Holdings LLC and Subsidiaries Consolidated Statements of Changes in Member’s Equity For the Year Ended December 31, 2020, and the Period from March 25, 2019 (Date of Inception) to December 31, 2019 (in thousands) The Notes to Consolidated Financial Statements are an integral part of this statement. 4   BALANCE, March 25, 2019 (Date of Inception) -$ Member contributions 2,407,544 Member contributions - non-cash 91,859 Member distributions (1,395) Net loss (59,013) BALANCE, December 31, 2019 2,438,995 Member contributions 135,700 Stock based compensation allocated from parent 16,498 Net loss (497,579) BALANCE, December 31, 2020 2,093,614$

Oryx Midstream Holdings LLC and Subsidiaries Consolidated Statements of Cash Flows For the Year Ended December 31, 2020, and the Period from March 25, 2019 (Date of Inception) to December 31, 2019 (in thousands) The Notes to Consolidated Financial Statements are an integral part of this statement. 5 2020 2019 CASH FLOWS FROM OPERATING ACTIVITIES Net loss (497,579)$ (59,013)$ Adjustments to reconcile net loss to net cash provided by (used in) operating activities: Depreciation and amortization expense 156,014 88,127 Amortization of deferred financing costs 7,972 4,837 Loss (income) from equity method investment 5,977 (268) Loss on interest rate swap 45,086 13,660 Stock compensation allocated from parent 16,498 - Gain on bargain purchase (57,255) - Impairment of goodwill 451,348 - Write-offs of property and equipment 89 - Gain on purchase and cancelation of debt (152) - Changes in operating assets and liabilities: Accounts receivable (7,399) (7,600) Accounts receivable - related party (756) (133) Inventory (2,250) 2,599 Prepaid and other current assets (719) (791) Other noncurrent assets 1,747 (4,705) Accounts payable and accrued expenses 5,380 7,138 Accounts payable - related party (112) 335 Net cash provided by operating activities 123,889 44,186 CASH FLOWS FROM INVESTING ACTIVITIES Payments for acquisition of businesses, net of cash acquired (133,716) (3,534,206) Equity method investment - (145,704) Distributions from equity method investment 10,980 - Capital expenditures (117,723) (221,834) Proceeds from disposition of assets - 107 Net cash used in investing activities (240,459) (3,901,637) CASH FLOWS FROM FINANCING ACTIVITIES Borrowings - term loan - 1,500,000 Borrowings - revolving credit facility 30,000 35,000 Repayments - term loan (19,676) (7,500) Repayments - revolving credit facility (35,000) - Deferred financing costs and original issue discount - (55,164) Member contributions 135,700 2,407,544 Member distributions - (1,395) Net cash provided by financing activities 111,024 3,878,485 Net change in cash, cash equivalents and restricted cash (5,546) 21,034 CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period 21,034 - CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period 15,488$ 21,034$ NONCASH INVESTING AND FINANCING ACTIVITIES Capital expenditures accrued in accounts payable 11,568$ 40,016$ Member contributions - non-cash -$ 91,859$ SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION Cash paid for interest 74,184$ 57,412$ Cash paid for income taxes 857$ -$

Oryx Midstream Holdings LLC and Subsidiaries Notes to Consolidated Financial Statements 6    Note 1. Organization and Business Operations Oryx Midstream Holdings LLC (formerly known as Lower Cadence Holdings LLC) and Subsidiaries (collectively, “we,” “us,” or the “Company”) is a Delaware Limited Liability Company formed on March 25, 2019, and is governed by an Amended and Restated Limited Liability Company Agreement (“LLC Agreement”). The Company is wholly owned by Middle Cadence Holdings LLC (“Member”), which in turn is controlled by Stonepeak Infrastructure Partners LP (“Stonepeak”). A nine-member Board of Managers governs the actions of the Company. Under the terms of the LLC Agreement, the Company may dissolve through the election of a majority of the Board of Managers, disposition of all assets of the Company or from a decree by a court requiring the winding up, dissolution or termination of the Company. On May 22, 2019, the Company acquired Oryx I and Oryx II, as defined and further discussed in Note 3. The Company is primarily engaged in the gathering and transportation of crude oil and the acquisition, development, sale, operation, construction, maintenance, and management of crude oil gathering systems, transportation pipelines, and terminal facilities and truck stations. The Company operates in the southern Delaware and Midland Basins in Texas and New Mexico. Note 2. Summary of Significant Accounting Policies Principles of Consolidation The Consolidated Financial Statements include the accounts of Oryx Midstream Holdings LLC and its wholly owned subsidiaries, all of which have calendar year ends. All significant intercompany transactions have been eliminated in consolidation. The Company has a noncontrolling interest in a joint venture, which is accounted for as an equity method investment (see Note 5). The preparation of these Consolidated Financial Statements and accompanying notes in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported. Actual results could differ materially from those estimates. Cash and Cash Equivalents The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents and maintains its excess cash in various financial institutions, where deposits may exceed federally insured amounts at times. The Company has not experienced any losses in such accounts and does not believe its related risk to be more than nominal. Restricted Cash Restricted cash primarily represented amounts held in segregated bank accounts based upon minimum requirements as specified in the Term Loan Agreement. Restricted cash is included with “Cash and cash equivalents” on the Consolidated Statements of Cash Flows. Prepaid and Other Current Assets Prepaid assets consist of prepaid insurance and other operating expenses, as well as deposits made for purchases of pipe and tubulars for which the Company has not yet taken title. Other current assets also include pipeline engineering, procurement, and construction costs incurred by the Company, which are

Oryx Midstream Holdings LLC and Subsidiaries Notes to Consolidated Financial Statements 7    reimbursable by third parties. Management considers these amounts to be collectible under agreements with the third parties. Accounts Receivable Accounts receivable consist primarily of amounts due from customers for pipeline gathering and transportation fees, under normal trade terms, generally requiring payment within 30 days. Account receivable – related party include amounts reimbursable from Cadence Services LLC, a subsidiary of Middle Cadence Holdings LLC, for fees related to operating expenses allocated from the Company to OMOG JV LLC (“OMOG JV”), an affiliate in which the Company has an ownership in (see Note 5). The Company’s allowance for doubtful accounts is determined based upon reviews of individual accounts, existing economic conditions, and other pertinent factors. The Company did not provide for an allowance for doubtful accounts as of December 31, 2020 and 2019, and for the year ended December 31, 2020, and the period from March 25, 2019 (date of inception) to December 31, 2019, based on management’s expectation that all receivables would be collected. Revenue Recognition The Company recognizes service revenues over time as control of the services are transferred to its customers in an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those services. A detailed summary of the services provided by the Company is included below. Crude Oil Transportation and Gathering Under the Company’s transportation and/or gathering arrangements, the Company receives, gathers and/or transports customer crude oil from a contractually agreed-upon inlet to the system to downstream locations elected by the customer in accordance with the relevant Federal Energy Regulatory Commission (“FERC”) Tariff. That is, the Company provides a FERC-regulated crude oil gathering and/or transportation service via its systems to its customers. Under the Company’s active contracts, customers typically dedicate a percentage of their crude oil production from contractually specified acreage for gathering and/or transportation via the Company’s system, and the Company makes the gathering and/or transportation service available for crude oil volumes attributable to that acreage dedication, subject to total system capacity. In exchange for the transportation service, the Company charges its customers a committed rate per barrel of crude oil gathering and/or transported in accordance with the governing FERC Tariff. The Company accounts for gathering and/or transportation service for dedicated crude oil volumes as a single performance obligation that is a series of distinct services. The transaction price is variable based on the FERC-regulated gathering and/or transportation rate multiplied by the actual volume of crude oil gathered and/or transported. Revenue attributable to the services is recognized over time using an output method measure of progress based on the units of crude oil redelivered to the customer via the gathering and/or transportation service. In addition, to the extent that there is available capacity on the Company’s systems, the Company may agree to gather and/or transport crude oil nominated by a customer on the Company’s systems on an interruptible (or as needed) basis. These interruptible arrangements are short-term in nature. The

Oryx Midstream Holdings LLC and Subsidiaries Notes to Consolidated Financial Statements 8    Company accounts for the interruptible gathering and/or transportation services for nominated and accepted crude oil volumes as a single performance obligation that is a series of distinct services. The transaction price is fixed based on the FERC-regulated gathering and/or transportation rate multiplied by the nominated volume of crude oil. Revenue attributable to the service is recognized over time using an output method measure of progress based on the units of crude oil redelivered to the customer via the gathering and/or transportation service.     Under the Company’s crude oil purchase and sale contracts, customers typically dedicate a percentage of crude oil production from contractually specified acreage for transportation via the Company’s pipeline system in the Permian Basin, and the Company makes the transportation service available for crude oil volumes attributable to that acreage dedication, subject to capacity constraints on the pipeline. To facilitate the provision of the transportation service, the Company purchases the crude oil from its customer at an index price, less a transportation differential, at a receipt point, and the customer is contractually obligated to repurchase an equivalent volume of crude oil from the Company at the same index price at a redelivery point (that is, upon completion of the transportation service). The purchase and sale occur within the same month. In effect, the Company charges its customers a FERC-regulated transportation rate per barrel of crude oil transported via the transportation differential deducted from the Company’s crude oil purchase price. Given that the Company’s customer has the obligation to repurchase the commodity upon completion of transportation, the Company does not obtain control of that commodity, as it is not able to direct the use of or obtain substantially all of the benefits of the commodity. Rather, the Company is providing an in-substance transportation service to its customer via the purchase and sale contract structure. The Company accounts for the in-substance transportation service for dedicated crude oil volumes as a single performance obligation that is a series of distinct transportation services. The transaction price is variable based on the net transportation fee multiplied by the actual volume of crude oil transported. Revenue attributable to the transportation service is recognized over time using an output method measure of progress based on the units of crude oil redelivered to the customer via the transportation service. In addition, to the extent that there is available capacity on the Company’s pipeline system, the Company may agree to transport crude oil nominated by a customer on the pipeline system on an interruptible (or as needed) basis via a crude oil purchase and sale contract structure. These interruptible arrangements are short-term in nature. The Company accounts for the interruptible transportation service for nominated and accepted crude oil volumes as a single performance obligation that is a series of distinct transportation services. The transaction price is fixed based on the net transportation fee multiplied by the nominated volume of crude oil. Revenue attributable to the transportation service is recognized over time using an output method measure of progress based on the units of crude oil redelivered to the customer via the transportation service. Pipeline Loss Allowances To compensate the Company for the risks of evaporation and other losses in transit, our tariffs and agreements allow for us to make volumetric deductions for quality, volumetric fluctuations, and loss allowance factors. We refer to these deductions as pipeline loss allowances ("PLA"). We compare these allowances to the actual volumetric gains and losses of the pipeline and the net gain or loss is recorded as revenue or a reduction of revenue within “Transportation and gathering” in the Consolidated Statements of Operations. As the allowance is related to our pipeline transportation services, the

Oryx Midstream Holdings LLC and Subsidiaries Notes to Consolidated Financial Statements 9    performance obligation is the obligation to transport and deliver the barrels and is considered a single obligation. When net gains occur, we have crude oil inventory. When net losses occur, we reduce any recorded inventory on hand and record a liability for the purchase of crude oil required to replace the lost volumes. Under Accounting Standards Codification (“ASC”) 606, we record excess oil as non-cash consideration in the transaction price on a net basis. The net oil recorded is valued at the lower of cost or net realizable value using the market price of crude oil during the month the product was transported. The crude oil in inventory can then be sold (see Sale of Crude Oil below), resulting in additional income if the sales price exceeds the inventory value when control transfers to the customer. Sale of Crude Oil The Company sells and purchases crude oil through various contractual agreements. Revenues or costs associated with these transactions are recognized as the crude product is delivered or received. The contracts are relatively short-term in nature, and generally cover a period of a month or less. Transaction Price Allocated to Remaining Performance Obligations All of the Company’s interruptible service contracts are short-term in nature with a contract term of one year or less. For those contracts, the Company utilized the practical expedient that exempts it from disclosure of the transaction price allocated to remaining performance obligations if the performance obligation is part of a contract that has an original expected duration of one year or less. For all of the Company’s service contracts with a long-term acreage dedication, the Company has utilized the practical expedient that states that we are not required to disclose the variable transaction price allocated to remaining performance obligations if the variable consideration is allocated entirely to a wholly unsatisfied promise to transfer a distinct service that forms part of a single performance obligation that is a series. Under the Company’s service contracts with dedicated acreage, the entire transaction price is variable, as the provision of services is dependent on future production on dedicated leases. Further, each transportation and/or gathering service for a unit of crude oil represents a distinct service within the overall series, and future transportation and/or gathering services to which all remaining variable consideration is allocated are wholly unsatisfied. As such, disclosure of the transaction price allocated to remaining performance obligations is not required. Revenue Allocated to Remaining Performance Obligations The following table represents our estimated revenue allocated to remaining performance obligations for contracted revenue that has not yet been recognized. These values represent our “contractually committed” revenue as of December 31, 2020 that we will invoice and recognize in future periods (in thousands): Year Estimated Revenue 2021 5,147$ 2022 5,235 2023 5,324 2024 5,339 2025 5,413 Thereafter 9,596 Total 36,054$ Our contractually committed revenue, for purposes of the tabular presentation above, is limited to service or commodity sale customer contracts which have fixed pricing, fixed volume terms, conditions, and

Oryx Midstream Holdings LLC and Subsidiaries Notes to Consolidated Financial Statements 10    include contracts with take-or-pay or minimum volume commitment payment obligations. Our contractually committed revenue amounts generally exclude, based on the following practical expedients that we elected to apply, remaining performance obligations for: (i) contracts with index- based pricing or variable volume attributes in which such variable consideration is allocated entirely to a wholly unsatisfied performance obligation and (ii) contracts with an original expected duration of one year or less. Contract Balances Under all of the Company’s service contracts, customers are invoiced at the beginning of the month immediately following the month in which service obligations have been satisfied, at which point payment is unconditional. In addition, customers are required to make payment on the invoice in the same month of receipt of that invoice, and the Company does not offer extended payment terms. Accordingly, the Company’s service contracts do not give rise to contract assets or liabilities under ASC 606. Fair Value of Financial Instruments Financial instruments of the Company consist of cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued liabilities. The carrying value of these financial instruments approximates fair value due to the short maturity or liquidation of these instruments. While the Company may occasionally measure certain assets and liabilities at fair value (such as in the case of measuring asset impairment or initial recording of acquisitions), the only assets and liabilities of the Company required to be stated on its Consolidated Balance Sheets at fair value (and therefore, remeasured on a recurring basis) are derivative assets and liabilities. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company may use a variety of valuation techniques and valuation inputs. A hierarchy for valuation inputs established by the Company maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability based on market rates obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company's estimates about the assumptions market participants would use in the pricing of the asset or liability based on the best information available. The hierarchy is represented by three levels of valuation inputs based on their relative reliability: Level 1 — Valuations based on quoted prices in active markets for identical assets or liabilities to those being measured. Level 2 — Valuations based on one or more quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly. Level 3 — Valuations that use significant unobservable inputs, in which there is little or no market data available, thus necessitating development of its own assumptions by the Company. As of December 31, 2020 and 2019, the estimated fair value of the interest rate swap was a liability of $58.7 million and $13.7 million, respectively. The fair value determination of the interest rate swap is categorized as Level 2 as this valuation utilizes quoted prices in active markets obtained from independent third-party sources.

Oryx Midstream Holdings LLC and Subsidiaries Notes to Consolidated Financial Statements 11    The fair value estimates used in the long-lived asset and goodwill impairment tests were primarily based on Level 3 inputs of the fair value hierarchy. Income Taxes The Company is organized as a Delaware Limited Liability Company and is treated as a flow-through entity for federal income tax purposes. As a result, the net taxable income of the Company and any related tax credits, for federal income tax purposes, are deemed to pass to the Member of the Company even though such net taxable income or tax credits may not have actually been distributed. Accordingly, no tax provision has been made in the Consolidated Financial Statements of the Company since the federal income tax is an obligation of the Member. The Company follows the provisions of the Financial Accounting Standards Board’s (“FASB”) ASC 740, Income Taxes, relating to accounting for uncertainties in income taxes. ASC 740 requires that the Company recognizes in its Consolidated Financial Statements the financial effects of a tax position, if that position is more likely than not of being sustained upon examination, including resolution of any appeals or litigation processes, based upon the technical merits of the position. Management has reviewed the tax positions taken related to the Company’s tax classification and filing status and is of the opinion that material positions taken would more likely than not be sustained upon examination. ASC 740 also provides guidance on measurement, classification, interest and penalties and disclosure. Tax positions taken related to the Company’s pass-through status and those taken in determining state income tax liability, including deductibility of expenses, have been reviewed and management is of the opinion that material positions taken by the Company would more likely than not be sustained by examination. Accordingly, the Company has not recorded an income tax liability for uncertain tax positions as of December 31, 2020 and 2019. The Company is subject to the Texas Margin Tax. The Company has recorded an estimated liability of $1.0 million and $1.2 million as of December 31, 2020 and 2019, respectively. The Company’s tax filings for 2019 are still subject to audit by the tax authorities. Property and Equipment Property and equipment are carried at cost less accumulated depreciation. The assets are not depreciated until they are placed into service. The cost basis of constructed assets includes materials, labor and other direct costs, such as engineering and construction management services. Major improvements or betterments are capitalized, while repairs that do not improve or extend the life of the respective assets are expensed as incurred. Depreciation is provided for using the straight-line method until the asset equals estimated salvage value. The estimated useful life used in computing depreciation for pipeline and related assets is 30 years. As of December 31, 2020 and 2019, Property and equipment includes $147.7 million and $130.3 million, respectively, of intangible assets that are comprised of easements and rights of way obtained for the installation and operation of the pipeline and gathering system. Amortization of these costs begins when the pipeline and gathering systems are placed in service and are amortized over the estimated useful life of the pipeline. Intangible assets that have finite useful lives were amortized over their estimated useful lives.

Oryx Midstream Holdings LLC and Subsidiaries Notes to Consolidated Financial Statements 12    Capitalized costs are evaluated for impairment based on an analysis of undiscounted future net cash flows in accordance with ASC 360, Property, Plant and Equipment. If impairment exists, the asset is written down to its estimated fair value based on expected future discounted cash flows. No impairment was recorded for the year ended December 31, 2020 and the period from March 25, 2019 (date of inception) to December 31, 2019. Other Property and Equipment Other property and equipment are carried at cost less accumulated depreciation. The assets are not depreciated until they are placed into service. Major improvements or betterments are capitalized, while repairs that do not improve or extend the life of the respective assets are expensed as incurred. Depreciation is provided for using the straight-line method until the asset equals estimated salvage value. The estimated useful lives used in computing depreciation are as follows: Furniture and fixtures 5 years Information systems and software 5 years Leasehold improvements 5 years Capitalized costs are evaluated for impairment based on an analysis of undiscounted future net cash flows in accordance with ASC 360. If impairment exists, the asset is written down to its estimated fair value based on expected future discounted cash flows. No impairment was recorded for the year ended December 31, 2020 and the period from March 25, 2019 (date of inception) to December 31, 2019. Linefill Linefill consists of crude oil and is recorded at historical cost and is included in “Property and equipment, net” on the Consolidated Balance Sheets. The Company classifies linefill as the proportionate share of barrels used to fill a pipeline that the Company owns such that when an incremental barrel is pumped into or enters a pipeline it supports delivery of the product out at another location. These barrels also represent the minimum working requirements in the tanks the Company owns. The Company did not sell any linefill for the year ended December 31, 2020 and the period from March 25, 2019 (date of inception) to December 31, 2019. Equity Method Investment Investments in unconsolidated subsidiaries, which are 50% or less owned and/or do meet accounting standards criteria for consolidation, are accounted for under the equity method. The Company recognizes its share of the earnings and losses in OMOG JV pursuant to terms of the governing limited liability company agreement which provides for earnings and losses to be generally allocated based upon each member’s respective ownership interest in OMOG JV. See Note 5 for discussion of the Company’s investment in OMOG JV. The Company evaluates investments in equity method investments for impairment when factors indicate that a decrease in the value of the investment has occurred that is other-than-temporary. Indicators that should be evaluated for possible impairment of investments include recurring operating losses of the investee or fair value measures that are less than carrying value. Any impairment recognition is based on fair value that is not reflective of temporary conditions. Fair value is determined primarily by discounted long-term cash flows, supported by available market valuations, if applicable. No impairment was recorded for the year ended December 31, 2020, or the period from March 25, 2019 (date of inception) to December 31, 2019.

Oryx Midstream Holdings LLC and Subsidiaries Notes to Consolidated Financial Statements 13    Goodwill Goodwill is allocated to reporting units, which are either the operating segment or one reporting level below the operating segment. The Company has allocated $451.3 million of Goodwill to its sole reporting unit from the purchase of Oryx I and Oryx II, as defined below (see Note 3). Our Goodwill amounts are assessed for impairment on an annual basis during the second quarter of each year or more frequently if facts and circumstances indicate that it is more likely than not impairment has occurred. The Company may perform a qualitative assessment by assessing relevant events or circumstances to determine whether it is more than likely than not that the fair value of a reporting unit exceeds its carrying amount. Accounting Standards Update (“ASU”) No. 2017-04, Intangibles - Goodwill and Other (Topic 350) (“ASU 2017-04”) simplified the test for goodwill impairment. Under ASU 2017-04, if the carrying amount of a reporting unit exceeds it estimated fair value, an impairment is recorded for the amount of the excess up to the amount of Goodwill for the respective reporting unit. For the year ended December 31, 2020 and the period from March 25, 2019 (date of inception) to December 31, 2019, the Company recorded a $451.3 million and no impairment, respectively. See Note 7 for discussion of the impairment analysis performed. Asset Retirement Obligation The Company follows the provisions of ASC 410, Asset Retirement and Environmental Obligations, which requires the fair value of a liability related to the retirement of long-lived assets to be recorded at the time a legal obligation is incurred, if the liability can be reasonably estimated. The liability is based on future retirement cost estimates and incorporates many assumptions, such as time to permanent removal, future inflation rates and the credit adjusted risk-free rate of interest. The retirement obligation is recorded at its estimated present value with an offsetting increase to the related asset on the balance sheet. Over time, the liability is accreted to its future value, with the accretion recorded to expense. The Company’s assets generally consist of underground pipelines installed along rights-of-way acquired from landowners and related above-ground facilities. The ultimate dismantlement and removal dates of the majority of the Company’s assets are not determinable. As such, the fair value of the liability is not estimable and therefore, no asset retirement obligation has been recognized in the Consolidated Financial Statements as of December 31, 2020 and 2019. Stock Based Compensation Allocated from Parent Middle Cadence Holdings, LLC has a stock compensation plan which is accounted for in accordance with ASC 718, Compensation – Stock Compensation. Under the fair value recognition provisions of this ASC, cost is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, which is the vesting period. The Member uses an Option Pricing Model to estimate and calculate the fair value of the awards. The Member awards stock-based compensation incentive units of the Member to certain individuals as compensation for services provided to the Company. “Stock compensation expense allocated from parent” is recognized on the Consolidated Statements of Operations and represents the allocated amounts of stock-based compensation expense from the Member, as further discussed in Note 9.

Oryx Midstream Holdings LLC and Subsidiaries Notes to Consolidated Financial Statements 14    Concentration Risk All operations and efforts of the Company are focused in the crude oil industry and are subject to the related risks of the industry. The Company’s pipeline and gathering system assets and all related operations are located in Texas and New Mexico. Demand for the Company’s products and services may be influenced by various regional and global factors and may impact the value of the projects the Company is developing. The Company’s liquidity is dependent on its operating performance, which is closely related to market conditions in the oil and gas industry, and its source of financing. Major customers are defined as those individually comprising more than 10% of the Company’s accounts receivable. The Company has two customers representing 47% and five customers representing 59% of trade accounts receivable included in “Accounts receivable” in the Consolidated Balance Sheets as of December 31, 2020 and 2019, respectively. During the year ended December 31, 2020, and the period from March 25, 2019 (date of inception) to December 31, 2019, the Company had three customers representing 43% and three customers representing 50% of revenues, respectively. Environmental Costs The Company is subject to extensive federal, state, and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites, if applicable. Environmental costs that relate to current operations are expensed or capitalized as appropriate. Costs are expensed when they relate to an existing condition caused by past operations and will not contribute to current or future revenue generation. Liabilities related to environmental assessments and/or remedial efforts are accrued when property or services are provided or can reasonably be estimated. Recent Accounting Pronouncements In February 2016, the FASB issued ASU No. 2016-02, Leases (“ASU 2016-02”), which amends disclosure and presentation requirements for lessees and lessors to reflect more accurately the recognition of assets and liabilities that arise from leases. The pronouncement states that a lessee should recognize a liability to make lease payments and a right-of-use asset representing its right to use the underlying asset for the lease term on the face of the balance sheet. When measuring assets and liabilities arising from a lease, a lessee (and a lessor) should include payments to be made in optional periods only if the lessee is reasonably certain to exercise an option to extend the lease or not to exercise an option to terminate the lease. Similarly, optional payments to purchase the underlying asset should be included in the measurement of lease assets and lease liabilities only if the lessee is reasonably certain to exercise that purchase option. In addition, also consistent with the previous lease guidance, a lessee (and a lessor) should exclude most variable lease payments in measuring lease assets and lease liabilities, other than those that depend on an index or a rate or are in substance fixed payments. In June 2020, the FASB voted to approve delaying the effective date of ASU 2016-02 for private companies and thus, this ASU will be effective for fiscal years beginning after December 15, 2021. Early application is permitted. The Company is evaluating the effects of this amendment on the Consolidated Financial Statements.

Oryx Midstream Holdings LLC and Subsidiaries Notes to Consolidated Financial Statements 15    Note 3. Acquisitions On May 22, 2019, the Company acquired all of the equity interests of Oryx Southern Delaware Oil Gathering and Transport LLC, Oryx Permian Oil Marketing LLC, and Oryx Saragosa Gathering LLC, (collectively “Oryx I”) from Oryx Southern Delaware Holdings LLC for a purchase price of $2.1 billion subject to certain adjustments. Oryx I functions as a gathering system that services the oil and gas industry. Concurrently with the acquisition of Oryx I, the Company acquired all of the equity interests of Oryx Delaware Oil Transport LLC, Oryx Delaware Oil Marketing LLC, Oryx Delaware Oil Gathering NM LLC, and Oryx Delaware Oil Gathering TX LLC (collectively “Oryx II”) from Oryx Delaware Holdings LLC for a purchase price of $1.5 billion, subject to certain adjustments. Oryx II is primarily engaged in transportation of crude oil and the acquisition, development, sale, operation, construction, maintenance and management of crude oil pipelines, and related facilities. Together, the acquisitions (“Oryx Acquisition”) from Oryx Southern Delaware Holdings LLC and Oryx Delaware Holdings LLC (“the Sellers”) has been accounted for as a business combination under ASC 805, Business Combinations, and the Company identified $451.3 million of Goodwill that represents the excess of the purchase price over the net assets acquired on the Consolidated Balance Sheet as of December 31, 2019. Goodwill mainly represents retainage of the existing workforce and growth potential associated with the asset base through organic development projects and expanded operations to other areas within the basin. The results of Oryx I and Oryx II operations are included in our Consolidated Financial Statements beginning on May 22, 2019. The following table summarizes the net assets acquired and liabilities assumed in the business combination, subject to certain adjustments as defined in the agreement (in thousands): Cash and cash equivalents 6,354$ Accounts receivable 22,719 Prepaids 260 Inventory 2,599 Property and equipment 1,126,149 Other property and equipment 49 Intangibles 2,082,606 Goodwill 451,348 Current liabilities (59,724) Total net assets acquired 3,632,360$ We incurred $0.1 million of acquisition-related costs which are included in “Transaction costs” in the Consolidated Statement of Operations for the period from March 25, 2019 (date of inception) to December 31, 2019. On May 24, 2019, the Company acquired land and pipeline assets from PDC Permian, Inc. for a purchase price of $39.6 million. Pursuant to the terms of the purchase arrangement, the Company agreed to pay up to an additional $15.2 million to the seller if the seller drills, completes and connects a certain number of wells to the Company’s system within five years. In connection with this purchase, the Company recorded an estimate of $2.3 million representing the Company’s best estimate of any potential payments that may be required to this contingent payment arrangement. The acquisition has been accounted for as an asset acquisition under ASC 805, Business Combinations. On January 22, 2020, the Company acquired all of the equity interests of Targa Crude Pipeline LLC and Targa Crude Marketing LLC (“Targa Acquisition”) for a purchase price of $135.0 million subject to certain adjustments. The Targa Acquisition has been accounted for as a business combination under ASC 805,

Oryx Midstream Holdings LLC and Subsidiaries Notes to Consolidated Financial Statements 16    Business Combinations, and the Company has identified a $57.3 million gain on bargain purchase recognized in the Consolidated Statement of Operations for the year ended December 31, 2020, that represents the excess of the fair value of the net assets acquired over the purchase price on the Consolidated Balance Sheets. The bargain purchase transaction was consummated primarily as a result of the seller’s desire to shed assets that are crude oil in nature and not considered core to their business which is considered natural gas. The following table summarizes the net assets acquired and liabilities assumed in the business combination, subject to certain adjustments as defined in the agreement (in thousands): Accounts receivable 1,600$ Prepaids 250 Property and equipment 100,836 Intangibles 88,381 Current liabilities (96) Total net assets acquired 190,971$ Note 4. Property and Equipment Property and equipment consisted of the following (in thousands): Estimated Useful Life (years) December 31, 2020 December 31, 2019 Construction in progress 48,798$ 51,993$ Land 8,119 8,055 Linefill 2,841 2,841 Pipelines and Rights of way 30 1,170,325 988,347 Surface Facilities 30 275,880 266,206 Total 1,505,963 1,317,442 Accumulated depreciation and amortization (69,709) (23,652) Total property and equipment, net 1,436,254$ 1,293,790$ Furniture, fixtures and equipment 5 284$ 189$ IT hardware and Equipment 5 1,641 235 Leasehold improvements 5 35 35 Total 1,960 459 Accumulated depreciation and amortization (144) (6) Total other property and equipment, net 1,816$ 453$ The Company recognized $46.2 million and $23.7 million in depreciation expense for the year ended December 31, 2020 and the period from March 25, 2019 (date of inception) to December 31, 2019, respectively. Construction in progress consists of assets under construction and not placed in service at the balance sheet date, principally consisting of additional pipeline construction. Costs related to projects during construction, including interest on funds borrowed to finance the construction of facilities are capitalized as construction in progress. For the year ended December 31,

Oryx Midstream Holdings LLC and Subsidiaries

Notes to Consolidated Financial Statements

2020 and the period from March 25, 2019 (date of inception) to December 31, 2019, the Company capitalized interest of $0.3 million and $0.3 million, respectively.

Note 5. Equity Method Investment

In October 2019, OMOG JV Holdings LLC ("OJVH"), a wholly owned subsidiary of the Company, was created for the purpose of forming a joint venture (OMOG JV) with a third party to acquire Reliance Gathering LLC. On November 6, 2019, OMOG JV acquired 100% of the ownership interests in Oryx Midland Oil Gathering LLC (formerly Reliance Gathering LLC). OMOG JV's acquisition of Oryx Midland Oil Gathering LLC was funded through equity contributions totaling $364.3 million from OMOG JV's owners, of which the Company contributed approximately $145.7 million giving the Company a 40% ownership interest in OMOG JV. Pursuant to the terms of OMOG JV's limited liability agreement, each of the two owners have joint control over the joint venture. Although the Company does not control OMOG JV, the Company has significant influence over OMOG JV and thus accounts for its ownership interest in OMOG JV using the equity method of accounting. Under this method, an investment is carried at acquisition cost, plus the Company's share of equity in undistributed earnings or losses since acquisition, less distributions received.

Note 6. Intangible Assets

Intangible assets consist of customer contracts acquired in connection with business combinations in the amount of $2.2 billion. These intangibles are fair valued as of the date of acquisition. The Company amortizes these contracts over the useful life of 20 years. Total amortization expense for the year ended December 31, 2020 and the period from March 25, 2019 (date of inception) to December 31, 2019 was $109.9 million and $64.5 million, respectively. As of December 31, 2020 and 2019, the carrying value of intangible assets was $2.0 billion and $2.0 billion and accumulated amortization was $174.3 million and $64.5 million, respectively.

Intangible assets are evaluated for potential impairment when events or circumstances occur and indicate that the recorded carrying value of the intangible asset may not be recoverable. Should the review indicate that the carrying value of the intangibles will not be fully recoverable, the excess of the carrying value over the fair value of the intangibles would be recognized as an impairment. No impairment was recorded for the year ended December 31, 2020 and the period from March 25, 2019 (date of inception) to December 31, 2019.

The future expected amortization expense for the Company's customer contracts as of December 31, 2020, are as follows (in thousands):

2021	$	110,069
2022		110,069
2023		110,069
2024		110,069
2025		110,069
Thereafter		1,476,747
Total	$	2,027,092

17

Oryx Midstream Holdings LLC and Subsidiaries Notes to Consolidated Financial Statements 18    Note 7. Goodwill Upon acquisition of a business, we record the assets acquired and liabilities assumed at their fair value on the date of acquisition. As a result, any level of decrease in the forecasted cash flows of these businesses, significant adverse changes in market conditions or increases in the discount rates utilized to value these businesses from their respective acquisition dates would likely result in the fair value of the reporting unit falling below the carrying value of the reporting unit and could result in an assessment of whether goodwill is impaired. Our goodwill represented the excess of the amount we paid for a business over the fair value of the net identifiable assets acquired. We evaluate goodwill for impairment annually, and whenever events indicate that it is more likely than not that the fair value of a reporting unit could be less than its carrying amount. This evaluation requires us to compare the fair value of each of our reporting unit to its carrying value (including goodwill). If the fair value exceeds the carrying amount, goodwill of the reporting unit is not considered impaired. We have determined that we have one reporting unit and we estimate the fair value of this reporting unit based on a number of factors, including discount rates, projected cash flows and the potential value we would receive if we sold the reporting unit. Estimating projected cash flows requires us to make certain assumptions as it relates to the future operating performance of our reporting unit (which includes assumptions, among others, about estimating future operating margins and related future growth in those margins, contracting efforts and the cost and timing of facility expansions) and assumptions related to our customers, such as their future capital and operating plans and their financial condition. When considering operating performance, various factors are considered such as current and changing economic conditions and the commodity price environment, among others. Due to the imprecise nature of these projections and assumptions, actual results can and often do, differ from our estimates. If the assumptions embodied in the projections prove inaccurate, we could incur a future impairment charge. In addition, a weighted average of the income approach and the market approach was used to determine the fair value of our reporting unit, but could result in a different fair value if we had utilized a simplified market or income approach. During the first and second quarter of 2020, current and forward commodity prices significantly declined from their levels at December 31, 2019, due primarily to the decreases in energy demand as a result of the outbreak of the coronavirus disease 2019 (“COVID-19”) pandemic and actions taken by the Organization of the Petroleum Exporting Countries, Russia, the United States and other oil-producing countries relating to the oversupply of oil. In connection with the decrease in commodity prices, there was a negative impact on certain of our customers, which adversely impacted the anticipated financial performance of the Company’s operations and triggered an impairment analysis resulting in the full impairment of goodwill. The change in goodwill was as follows: Goodwill at March 25, 2019 -$ Oryx Acquisition 451,348 Goodwill at December 31, 2019 451,348 Impairment (451,348) Goodwill at December 31, 2020 -$

Oryx Midstream Holdings LLC and Subsidiaries Notes to Consolidated Financial Statements 19    Note 8. Long-Term Debt and Revolving Debt  Term Loan On May 22, 2019, the Company entered into a Term Loan agreement with Barclays Bank PLC (“Term Loan”) that provided the Company with an aggregate principal amount of $1.5 billion. Proceeds from the Term Loan were paid directly to the Sellers as part of the Oryx Acquisition on May 22, 2019. The Company incurred $55.2 million in fees and original issuance discounts in connection with the closing of the Term Loan, which are deferred, and are being amortized over the life of the facility. The initial term of the Term Loan is seven years and bears interest at LIBOR plus a base rate of 4.00% per annum. As calculated under the terms of the Term Loan Agreement, the weighted average interest rate was 4.68% and 6.14% for the year ended December 31, 2020 and for the period from March 25, 2019 (date of inception) to December 31, 2019, respectively. The Term Loan requires quarterly principal payments of $3.75 million with the remainder of balance payable at maturity. The Term Loan is secured by all personal property and material real property of the Company. On November 16, 2020, through a related party transaction, the Company paid off an additional $5.0 million of the Term Loan, net of $0.1 million of deferred financing costs, resulting in a $0.2 million gain on purchase and cancelation of debt. See Note 12 for discussion of the related party transaction. The Term Loan contains customary financial covenants, both affirmative and negative, that may cause the lenders to accelerate the maturity date of the amounts owed. The Company was in compliance with these covenants as of December 31, 2020 and 2019. Revolving Credit Facility On May 22, 2019, the Company entered into a revolving credit agreement with Barclays Bank PLC (“Revolver”) that provided the Company with a borrowing capacity up to $150.0 million. The initial term of the Revolver is five years and bears interest at LIBOR plus a base annualized rate of 3.25%. The weighted average interest rate was 3.90% and 5.18% for the year ended December 31, 2020 and for the period from March 25, 2019 (date of inception) to December 31, 2019, respectively. The Company will pay a letter of credit fee of 3.25%, a fronting fee of 0.13%, and a commitment fee on the unused portion of the revolving credit commitments. The commitment fee shall be (a) 0.50% until the Company delivers a compliance certificate demonstrating a net first lien leverage ratio no greater than 4.50:1.00 and (b) 0.375% thereafter. The Revolver is secured by all personal property and material real property of the Company. The Company’s remaining available capacity, less letter of credit outstanding of $50.0 million, is $70.0 million as of December 31, 2020. Additional Debt Disclosures Maturities of Long-term debt and Revolving debt for the next five years are as follows (in thousands): 2021 15,000$ 2022 15,000 2023 15,000 2024 45,000 2025 15,000 Thereafter 1,397,525 Total 1,502,525$

Oryx Midstream Holdings LLC and Subsidiaries Notes to Consolidated Financial Statements 20    On May 24, 2019, the Company entered into an $1.3 billion interest rate swap contract with Barclays Bank PLC effective May 31, 2019 and terminating on May 31, 2022. The contract hedged our LIBOR-based interest rate on a portion of debt at a fixed 2.03% for the term of the contract. On March 19, 2020, the Company amended the swap contract to hedge the portion of debt to a revised fixed interest rate of 1.62% that expires on May 31, 2024. The Company did not designate the interest rate swap as a hedging instrument for accounting purposes and, thus, the realized and unrealized gains and losses are recognized as interest expense during the period incurred. Deferred financing costs are capitalized and amortized along with discounts as interest expense under the effective interest method over the term of the related debt. The unamortized balance of deferred loan costs and original issue discount of $42.2 million and $50.3 million as of December 31, 2020 and 2019, respectively, is reflected as a reduction of the carrying value of long-term debt on the Consolidated Balance Sheets. On March 5, 2021, the ICE Benchmark Administration, the administrator of LIBOR, stated that as a result of its not having access to input data necessary to calculate LIBOR settings on a representative basis beyond the intended cessation dates, it would cease publication of LIBOR. The Company is currently evaluating alternatives as provided for within the related debt and swap agreements which use LIBOR as a rate, and to the extent these interest rates increase, our interest expense will increase, which could adversely affect our financial condition, operating results and cash flows. Note 9. Stock Based Compensation Allocated From Parent The Middle Cadence Holdings LLC Agreement provides for a plan for certain incentive units (the “Plan”) to be issued to officers, employees, and directors, thereby linking the recipients’ compensation directly to the Company’s performance. The Plan is administered by the Board of Managers and grants of units are made at their discretion. A maximum of 200,000 units may be issued under the Plan. There were 77,713 units and 85,050 units issued and outstanding as of December 31, 2020 and 2019, respectively. During the year ended December 31, 2020, 7,338 units were forfeited and 20,263 units vested. No units were forfeited or vested during the period from March 25, 2019 (date of inception) to December 31, 2019. No units existed prior to the period ended December 31, 2019. The units vest to 75% ratably over three years with the remaining 25% vesting upon an Event as defined in the Plan. Accelerated vesting is allowed for certain events as defined in the Plan. Upon separation, except for Cause (as defined in the agreement), the unit holder retains vested units. The Company has the option to purchase the vested units for fair value for a specified period of time following separation. The weighted average grant date fair value is $549 per unit. Grant date fair value of incentive units was determined by utilizing an Option Pricing Method with a 3-year term and volatility commensurate with the risk related to the overall Company. The value of the Company was determined through a backsolve method, as the Company value was determined by the price paid for the Capital Units. Forfeitures are recorded as incurred. Vested holders are entitled to receive distributions as defined in the Plan pursuant to a waterfall calculation. The Company expects to be allocated $15.4 million in expense, representing the total estimated grant date fair value of the units issued less forfeitures and amounts already expensed. The weighted-average period to recognize unrecognized compensation expense is 1.5 years.

Oryx Midstream Holdings LLC and Subsidiaries Notes to Consolidated Financial Statements 21    Note 10. Commitments, Contingencies, and Factors Which May Affect Future Operations In the course of its business affairs and operations, the Company is subject to possible loss contingencies arising from federal, state and local environmental, health and safety laws and regulations and third party litigation. There are no matters which, in the opinion of management, will have a material adverse effect on the financial position, results of operations or cash flows of the Company. Since the Company’s customers major products are commodities, changes in the prices of crude oil and related byproducts could affect the level of drilling activity in the area surrounding our assets base which in turn could adversely affect the amount of volumes we gather and transport through our systems, and the results of the Company’s operations in any particular year. The COVID-19 pandemic and related economic repercussions have created significant volatility, uncertainty, and turmoil in the oil and natural gas industry. Oil demand has significantly deteriorated as a result of the virus outbreak and corresponding preventative measures taken around the world to mitigate the spread of the virus. The implications of the decrease in global demand for oil, coupled with the general oversupply, may have further negative effects on the Company’s business, such as lower throughput volumes being transported through the pipeline due to less drilling. The extent of the additional impact on the Company’s industry and its business cannot be reasonably predicted at this time. The Company’s liquidity is dependent on its operating performance, which is closely related to market conditions in the oil and gas industry, and its source of financing. Note 11. Leases The Company leases office space and automobiles under non-cancelable agreements and leases an oil storage facility that continues until the associated connection agreement is terminated. Minimum annual rental commitments under non-cancelable leases are as follows as of December 31, 2020 (in thousands): 2021 1,809$ 2022 1,332 2023 276 2024 140 2025 - Thereafter - Total 3,557$   Rent expense was $3.3 million and $1.4 million for the year ended December 31, 2020, and the period from March 25, 2019 (date of inception) to December 31, 2019, respectively.

Oryx Midstream Holdings LLC and Subsidiaries Notes to Consolidated Financial Statements 22    Note 12. Related Party Transactions In August 2020, the Company entered into an agreement with OMOG JV to buy crude oil. As of December 31, 2020, the Company had a payable for $1.5 million which is included in “Accrued expenses” on the Consolidated Balance Sheets. Cost of goods sold recognized with this affiliate totaled $5.4 million for the year ended December 31, 2020. The Company incurred compensation expense related to a management services arrangement with Cadence Services LLC which provides various payroll related services. The Company was allocated $18.7 million and $13.9 million in management fees from Cadence Services LLC for the year ended December 31, 2020, and the period from March 25, 2019 (date of inception) to December 31, 2019, respectively. These amounts are included in “Compensation expense” in the Consolidated Statements of Operations. The Company is reimbursed by Cadence Services LLC for third-party costs such as outside professional services, licensing, and permitting fees, and costs and expenses for travel, as well as salaries, taxes, and employment-related taxes. The Company had $0.4 million and $0.1 million in reimbursables from Cadence Services LLC as of December 31, 2020 and December 31, 2019, respectively. These balances are included in “Accounts receivable – related party” on the Consolidated Balance Sheets. During the year ended December 31, 2020, a company controlled by Stonepeak sold a portion of the Term Loan to the Company resulting in $0.2 million gain on purchase and cancelation of debt. Note 13. Subsequent Events The Company has evaluated subsequent events for potential recognition and/or disclosure through March 19, 2021, the date the Consolidated Financial Statements were available to be issued.